Exhibit 10.1

AMENDMENT TO PUT OPTION AGREEMENT

This Amendment to Put Option Agreement (“Amendment”), dated effective as of April 7, 2020 (the “Effective Date”), is made by and between Allied Esports Entertainment, Inc., a Delaware corporation (the “Company”), and Lyle A. Berman (the “Investor”).

A. The Company and Investor previously entered into that certain Put Option Agreement dated effective February 25, 2020 (the “Agreement”). Capitalized terms have the meanings set forth in the Agreement.

B. On March 9, 2020, the Company delivered to Investor a Notice of Option Exercise (the “Notice”) to exercise the Option.

C. The parties have agreed to amend the terms of the Agreement to cause the Closing to occur no later than May 15, 2020.

Now, Therefore, the parties hereto, intending to be legally bound, hereby agree as follows:

AMENDMENT

1.                  Closing Date. Notwithstanding anything to the contrary set forth in the Agreement and Notice, the parties agree to cause the Closing to occur no later than May 15, 2020, at which time Investor shall purchase all of the Option Shares available for purchase.

2.                  No Other Modification. Except as expressly set forth herein, the Agreement shall remain in full force and effect and shall not be modified by this Amendment.

3.                  Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute the same agreement.

Signature Page Follows

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

COMPANY:

ALLIED ESPORTS ENTERTAINMENT, INC.

By:	/s/ Frank Ng
Frank Ng, Chief Executive Officer

INVESTOR:

/s/ Lyle A. Berman
Lyle A. Berman, Individually